Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Gillespie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of American Riding Tours, Inc. on Form 10-K for the fiscal year ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of American Riding Tours, Inc.

	By:	/s/ KEVIN GILLESPIE
Date: July 14, 2016	Name:	Kevin Gillespie
	Title:	Chief Executive Officer

I, Edward Zimmerman III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of American Riding Tours, Inc. on Form 10-K for the fiscal year ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of American Riding Tours, Inc.

	By:	/s/ EDWARD ZIMMERMAN III
Date: July 14, 2016	Name:	Edward Zimmerman III
	Title:	Chief Financial Officer